UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 28, 2016

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3809 S. FM 1788
Midland, Texas 79706
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (432) 563-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on May 9, 2016, as part of general wage and salary reductions at CSI Compressco GP Inc., the general partner (“General Partner”) of CSI Compressco LP (the “Partnership), the executive management of the General Partner voluntarily agreed to ten percent (10%) reductions in their base salaries for the period from May 14, 2016 until September 30, 2016 (the “Reductions”).  As previously disclosed in the Current Report on Form 8-K filed with the SEC on October 3, 2016, the compensation committee of the board of directors of TETRA Technologies, Inc. (the “TETRA Compensation Committee”), which is responsible for compensation decisions that relate to the named executive officers of the General Partner, determined that the Reductions, which cover the named executive officers who were identified in the Partnership’s Annual Report on Form 10-K/A filed with the SEC on March 11, 2016 (other than Elijio V. Serrano whose salary is not paid by the General Partner), should be extended from October 1, 2016 to January 6, 2017, unless further extended by the TETRA Compensation Committee.

On December 28, 2016, the TETRA Compensation Committee determined that the Reductions, which cover the named executive officers who were identified in the Partnership’s Annual Report on Form 10-K/A filed with the SEC on March 11, 2016 (other than Elijio V. Serrano whose salary is not paid by the General Partner), should be extended from January 7, 2017 to March 31, 2017, unless further extended by the TETRA Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP
By:	CSI Compressco GP Inc., its general partner
By:	/s/Timothy A. Knox
Timothy A. Knox
President

Date: December 30, 2016

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